Exhibit 99.1

Dendrite Reports Fourth Quarter and Full Year Results

Bedminster, N.J., February 8, 2006 - Dendrite International, Inc. (NASDAQ: DRTE) today reported its financial results for the quarter and full year ended December 31, 2005.

Revenues of $108.4 million for the fourth quarter were up 3% versus prior year, and 6% excluding the effect of currency movements.  Marketing solutions revenue increased 14% to $31.4 million from prior year.  Sales solutions revenue of $71.6 million was essentially flat compared to prior year.  Growth in the US and Latin American markets was offset by revenue declines in Asia and Europe.  Shipping revenue of $5.4 million was down 2% from the fourth quarter of 2004.

Adjusted operating income in the fourth quarter was $2.7 million versus $15.7 million in the fourth quarter of 2004.  The reduction in adjusted operating income was driven by a $17 million increase in operating costs and selling, general and administrative expense primarily due to:  the inclusion of costs and expenses from 2005 acquisitions;  severance; an increase in sales and marketing spend; costs related to executive management changes; and increased costs and investments in support of anticipated revenue growth.  Adjusted operating income excludes non-cash amortization expense pertaining to acquisition-related intangible assets of approximately $1.1 million in the fourth quarter of 2005 and $1.4 million in the fourth quarter of 2004.  GAAP operating income was $1.6 million for the quarter, versus $14.3 million during the same quarter of the previous year.

The Company reported fourth quarter 2005 GAAP diluted earnings per share of $0.00 compared to $0.20 per diluted share in the same period of 2004.   Adjusted earnings, which exclude the non-cash amortization expense described above,

1405/1425 ROUTE 206 SOUTH • BEDMINSTER, NJ • 07921

P: 908.443.2000 • F: 908.443.2100

were $0.01 per diluted share compared to $0.22 per diluted share in the same period of 2004.

A reconciliation of GAAP results to adjusted results can be found on the unaudited financial tables included with this press release.

“The fourth quarter was a difficult experience as we did not execute properly and take full advantage of our many growth opportunities,” said John Bailye, Chairman and CEO.  “We are committed to doing what it takes to get Dendrite back on track.  With the appointments of Joe Ripp as COO in November and Jeff Bairstow as CFO in December, we have a new senior team in place that can help us more effectively resume our growth in a cost-effective way.  We are not opportunity constrained but we do need to execute our strategy to succeed long term – and we will.”

Said Joseph Ripp, President and Chief Operating Officer, “2006 will be a significant transition year for Dendrite.  While 2006 will be challenging, I joined the Company because of its tremendous upside.  We are committed to moving with all appropriate urgency to maximize the existing platform, capitalize on a broad range of service and solution competencies, and instill capital and cost disciplines that are key to translating our successes into shareholder returns.”

Noting that the Company will provide earnings guidance once the new team has completed its business and organizational review and determined appropriate actions, Mr. Ripp continued, “We also recognize shareholders’ need for a greater ability to assess our performance against set criteria, and we are intent on providing a greater degree of transparency and consistency in Dendrite’s financial reporting.  We will be sharing details of this plan at our Analyst and Investor day on February 16, 2006.   Dendrite has tremendous opportunities in the marketplace and we plan to make it easier for investors to view and understand our business model and measure our performance.”

Dendrite also noted that its 2005 annual effective tax rate increased from previous estimates of 38.5% to 41.7%.  The increase in the 2005 effective rate

2

recorded in the fourth quarter, combined with the disproportionately lower pre-tax income in the quarter, resulted in an effective fourth quarter 2005 tax rate of 98.9% on GAAP results and 91.8% on adjusted results.  The increase in the tax rate had a ($0.03) to ($0.04) impact on both adjusted and GAAP earnings per diluted share.  This change in the estimated tax rate was driven in part by a less favorable distribution of profits among lower tax rate countries.

Full Year Results

Revenues for the year ended December 31, 2005 were $437.2 million, up 10% from prior year.  All revenue categories exhibited growth compared to the previous year, with Sales solutions of $311.2 million up 9%, Marketing solutions of $107.1 million up 12%, and Shipping revenues of $19.0 million up 9%.

Adjusted operating income for the full year 2005 was $50.0 million, compared to $52.7 million in the previous year.  Full year adjusted operating income for 2005 excludes approximately $4.4 million of non-cash amortization expense pertaining to acquisition-related intangible assets and $9.4 million of accounting charges from the first quarter of 2005 that related to the rationalization of surplus facilities and severance.   Adjusted operating income for the full year 2004 excludes approximately $4.9 million of non-cash amortization expense pertaining to acquisition-related intangible assets.   Including the above items, 2005 GAAP operating income was $36.2 million, versus $47.8 million in 2004.

Adjusted earnings per diluted share for the full year 2005 were $0.67 compared to $0.76 per diluted share reported in the same period of 2004.  2005 GAAP E.P.S. was $0.48 per diluted share versus $0.69 per diluted share reported in 2004.

A reconciliation of GAAP results to adjusted results can be found on the unaudited financial tables included with this press release.

Balance Sheet Highlights

Dendrite generated $4.5 million of cash from operations in the fourth quarter 2005, resulting in $44.3 million of cash from operations for the full year 2005.

3

Accounts receivable days sales outstanding (DSO) increased to 67 days, from 60 days in the third quarter 2005.

Dendrite ended 2005 with $66.1 million in cash and cash equivalents.  Capital expenditures for the fourth quarter 2005 were $1.9 million.  Capital expenditures for the full year 2005 totaled $24.5 million, in line with the previous reported range of $24-26 million.

Business Highlights

Dendrite also announced the following recent business highlights:

•      Extending its relationship with the sanofi-aventis Group to support over 2900 sales representatives in Latin America with VisiForce™, Dendrite’s SFA system designed specifically for the region, in addition to implementation, help desk and data center services.

•      Winning two additional contracts and one additional implementation of the new Mobile IntelligenceTM 4.0 sales force automation (SFA) solution – one contract consisted of the full suite including Organization ManagerTM 4.0, Sample GuardianTM 4.0 and the Application Integration Server.

•      Experiencing a substantial increase in Physician ConnectTM deployments across multiple countries, as companies recognize the value of influence marketing

•      Continuing to expand its patient loyalty offerings in the US, bringing the total number of programs supported to 21, representing two of the largest pharmaceutical companies with over 10 million cards in distribution.

•      Leveraging newly acquired Optas to initiate a relationship marketing program for a leading industry brand, including patient-level data analysis for prescriber segmentation, outreach to prescribers from Dendrite’s on-staff physicians, and the Optas campaign management system to database targets and track results.

•      Expanding the saturation of Dendrite’s compliance solutions through its BuzzeoPDMA group, with 60 new deals for over 50 companies.  The group experienced a significant increase in demand for state compliance solutions to address the groundswell of escalating US state disclosure and reporting legislative requirements.

To participate in Dendrite’s earnings call telecast on February 8, 2006 at 5 p.m. EST, or to obtain replay information, please visit the Investors’ Highlights Section of our website at www.dendrite.com.

About Dendrite

Founded in 1986, Dendrite International (NASDAQ: DRTE) enables sales, marketing, clinical and compliance solutions for the global, pharmaceutical industry.  The company has clients in more than 50 countries and includes the

4

world’s top 20 pharmaceutical companies. For more information, please visit www.dendrite.com.

Investor Relations

Christine Croft
908-443-4265
christine.croft@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

This document contains forward-looking statements that may be identified by such forward-looking terminology as “expect,” “believe,” “anticipate,” “will,” “intend,” “plan,” “target,” “outlook,” “guidance,” and similar statements or variations. Such   forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve significant risks and uncertainties, including risks which may result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for our products; our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on certain major customers; changes in demand for our products and services attributable to any weakness experienced in the  economy or mergers, acquisitions and consolidations in the pharmaceutical industry; successful and timely development and introduction of new products and versions; rapid technological changes; risks associated with foreign currency fluctuations as they affect our non-U.S. operations; increased competition; risks associated with our expanded international operations and our ability to adopt and respond successfully to the unique risks involved in our non-U.S. operations; risks associated with acquisitions; our ability to effectively manage our growth; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors;  less favorable than anticipated results from strategic relationships or acquisitions; dependence of data solutions on strategic relationships; events which may affect the U.S. and world economies; and catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be reviewed and carefully considered are included in the Company’s 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in expectations or assumptions or other changes affecting such forward-looking statements, even if such results or changes make it clear that any such projected results will not be achieved. Any outlook and other forward-looking information is as of the date of this release only.  At any such time in the future as the Company may provide revenue,   earnings and other outlook information, prior related outlook should no longer be considered current.

5

TABLE 1

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,					Year Ended December 31,
	2005	%	2004	%	Change	2005	%	2004	%	Change

Revenues:

Services & Technology:
Sales solutions	$71,630	66.1%	$71,871	68.6%	0%	$311,157	71.2%	$286,544	71.8%	9%
Marketing solutions	31,363	28.9%	27,445	26.2%	14%	107,120	24.5%	95,292	23.9%	12%

Shipping	5,374	5.0%	5,482	5.2%	-2%	18,963	4.3%	17,361	4.3%	9%
Total revenues	108,367	100.0%	104,798	100.0%	3%	437,240	100.0%	399,197	100.0%	10%

Operating Costs & Expenses:
Operating costs (including shipping)	62,498	57.7%	54,089	51.6%	16%	236,230	54.0%	205,896	51.6%	15%
Selling, general and administrative	41,673	38.5%	33,093	31.6%	26%	144,931	33.1%	132,016	33.1%	10%
Research and development	1,479	1.4%	1,899	1.8%	-22%	6,094	1.4%	9,316	2.3%	-35%
Facility and other charges	—	0.0%	—	0.0%	0%	9,372	2.1%	—	0.0%	0%
Amortization of acquired intangible assets	1,091	1.0%	1,384	1.3%	-21%	4,431	1.0%	4,851	1.2%	-9%
Other operating income	—	0.0%	—	0.0%	0%	—	0.0%	(707)	-0.2%	-100%
Total operating costs & expenses	106,741	98.5%	90,465	86.3%	18%	401,058	91.7%	351,372	88.0%	14%

Operating income	1,626	1.5%	14,333	13.7%	-89%	36,182	8.3%	47,825	12.0%	-24%

Interest (income), net	(310)	-0.3%	(75)	-0.1%	313%	(625)	-0.1%	(64)	0.0%	877%
Other (income) expense, net	(12)	0.0%	528	0.5%	-102%	20	0.0%	277	0.1%	-93%

Income before income tax expense	1,948	1.8%	13,880	13.2%	-86%	36,787	8.4%	47,612	11.9%	-23%

Income tax expense	1,927	1.8%	5,060	4.8%	-62%	15,340	3.5%	18,047	4.5%	-15%

Net income	$21	0.0%	$8,820	8.4%	-100%	$21,447	4.9%	$29,565	7.4%	-27%

Net income per share:
Basic	$0.00		$0.21		-100%	$0.50		$0.71		-30%
Diluted	$0.00		$0.20		-100%	$0.48		$0.69		-30%

Shares used in computing net income per share:
Basic	43,427		42,001			42,861		41,503
Diluted	45,169		43,469			44,221		43,075

TABLE 2

DENDRITE INTERNATIONAL, INC.

ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (NON-GAAP)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31, (1)					Year Ended December 31, (2)
	2005	%	2004	%	Change	2005	%	2004	%	Change

Revenues:

Services & Technology:
Sales solutions	$71,630	66.1%	$71,871	68.6%	0%	$311,157	71.2%	$286,544	71.8%	9%
Marketing solutions	31,363	28.9%	27,445	26.2%	14%	107,120	24.5%	95,292	23.9%	12%

Shipping	5,374	5.0%	5,482	5.2%	-2%	18,963	4.3%	17,361	4.3%	9%
Total revenues	108,367	100.0%	104,798	100.0%	3%	437,240	100.0%	399,197	100.0%	10%

Operating Costs & Expenses:
Operating costs (including shipping)	62,498	57.7%	54,089	51.6%	16%	236,230	54.0%	205,896	51.6%	15%
Selling, general and administrative	41,673	38.5%	33,093	31.6%	26%	144,931	33.1%	132,016	33.1%	10%
Research and development	1,479	1.4%	1,899	1.8%	-22%	6,094	1.4%	9,316	2.3%	-35%
Other operating income	—	0.0%	—	0.0%	0%	—	0.0%	(707)	-0.2%	-100%
Total operating costs & expenses	105,650	97.5%	89,081	85.0%	19%	387,255	88.6%	346,521	86.8%	12%

Operating income	2,717	2.5%	15,717	15.0%	-83%	49,985	11.4%	52,676	13.2%	-5%

Interest (income), net	(310)	-0.3%	(75)	-0.1%	313%	(625)	-0.1%	(64)	0.0%	877%
Other (income) expense, net	(12)	0.0%	528	0.5%	-102%	20	0.0%	277	0.1%	-93%

Income before income tax expense	3,039	2.8%	15,264	14.6%	-80%	50,590	11.6%	52,463	13.1%	-4%

Income tax expense	2,789	2.6%	5,564	5.3%	-50%	21,096	4.8%	19,886	5.0%	6%

Net income	$250	0.2%	$9,700	9.3%	-97%	$29,494	6.7%	$32,577	8.2%	-9%

Net income per share:
Basic	$0.01		$0.23		-96%	$0.69		$0.78		-12%
Diluted	$0.01		$0.22		-95%	$0.67		$0.76		-12%

Shares used in computing net income per share:
Basic	43,427		42,001			42,861		41,503
Diluted	45,169		43,469			44,221		43,075

Note:                   The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP).  These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The Company believes that disclosing non-GAAP statements of operations provide further insight into the operating performance of the Company and are useful to investors to help them analyze operating trends and perform comparisons across periods. Management uses the adjusted numbers to manage the business and evaluate operating performance on a period-to-period comparative basis.

(1)                                  See Table 3 for the Reconciliation of Adjusted (NON-GAAP) to GAAP Statement of Operations for the three months ended December 31, 2005 and 2004.

(2)                                  See Table 4 for the Reconciliation of Adjusted (NON-GAAP) to GAAP Statement of Operations for the year ended December 31, 2005 and 2004.

TABLE 3

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF ADJUSTED (NON-GAAP) TO GAAP STATEMENT OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31, 2005				Three Months Ended December 31, 2004
	Total Adjusted	Amortization(1)		GAAP	Total Adjusted	Amortization(1)	GAAP

Revenues:

Services & Technology:
Sales solutions	$71,630	$—		$71,630	$71,871	$—	$71,871
Marketing solutions	31,363	—		31,363	27,445	—	27,445

Shipping	5,374	—		5,374	5,482	—	5,482
Total revenues	108,367	—		108,367	104,798	—	104,798

Operating Costs & Expenses:
Operating costs (including shipping)	62,498	—		62,498	54,089	—	54,089
Selling, general and administrative	41,673	—		41,673	33,093	—	33,093
Research and development	1,479	—		1,479	1,899	—	1,899
Facility and other charges	—	—		—	—	—	—
Amortization of acquired intangible assets	—	1,091		1,091	—	1,384	1,384
Other operating income	—	—		—	—	—	—
Total operating costs & expenses	105,650	1,091		106,741	89,081	1,384	90,465

Operating income	2,717	(1,091)		1,626	15,717	(1,384)	14,333

Interest (income), net	(310)	—		(310)	(75)	—	(75)
Other (income) expense, net	(12)	—		(12)	528	—	528

Income before income tax expense	3,039	(1,091)		1,948	15,264	(1,384)	13,880

Income tax expense	2,789	455	(2)	1,927	5,564	504	5,060

Net income	$250	$(636	)(2)	$21	$9,700	$(880)	$8,820

Net income per share:
Basic	$0.01	$(0.01)		$0.00	$0.23	$(0.02)	$0.21
Diluted	$0.01	$(0.01)		$0.00	$0.22	$(0.02)	$0.20

Shares used in computing net income per share:
Basic	43,427	43,427		43,427	42,001	42,001	42,001
Diluted	45,169	45,169		45,169	43,469	43,469	43,469

(1) Represents exclusion of acquisition related amortization expense of definite lived intangible assets.

(2) Different quarterly effective tax rates are required for GAAP and Adjusted results, to achieve the same full-year effective tax rates of 41.7% therefore both income tax expense and net income do not foot across for the fourth quarter 2005.

TABLE 4

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF ADJUSTED (NON-GAAP) TO GAAP STATEMENT OF OPERATIONS

YEARS ENDED DECEMBER 31, 2005 AND 2004

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Year Ended December 31, 2005					Year Ended December 31, 2004
	Total Adjusted	Amortization(1)	Facility Charges	Severance Charges	GAAP	Total Adjusted	Amortization(1)	GAAP

Revenues:

Services & Technology:
Sales solutions	$311,157	$—	$—	$—	$311,157	$286,544	$—	$286,544
Marketing solutions	107,120	—	—	—	107,120	95,292	—	95,292

Shipping	18,963	—	—	—	18,963	17,361	—	17,361
Total revenues	437,240	—	—	—	437,240	399,197	—	399,197

Operating Costs & Expenses:
Operating costs (including shipping)	236,230	—	—	—	236,230	205,896	—	205,896
Selling, general and administrative	144,931	—	—	—	144,931	132,016	—	132,016
Research and development	6,094	—	—	—	6,094	9,316	—	9,316
Facility and other charges	—	—	7,649	1,723	9,372	—	—	—
Amortization of acquired intangible assets	—	4,431	—	—	4,431	—	4,851	4,851
Other operating income	—	—	—	—	—	(707)	—	(707)
Total operating costs & expenses	387,255	4,431	7,649	1,723	401,058	346,521	4,851	351,372

Operating income	49,985	(4,431)	(7,649)	(1,723)	36,182	52,676	(4,851)	47,825

Interest (income), net	(625)	—	—	—	(625)	(64)	—	(64)
Other expense, net	20	—	—	—	20	277	—	277

Income before income taxes	50,590	(4,431)	(7,649)	(1,723)	36,787	52,463	(4,851)	47,612

Income taxes	21,096	1,848	3,190	718	15,340	19,886	1,839	18,047

Net income	$29,494	$(2,583)	$(4,459)	$(1,005)	$21,447	$32,577	$(3,012)	$29,565

Net income per share: (2)
Basic	$0.69	$(0.06)	$(0.10)	$(0.02)	$0.50	$0.78	$(0.07)	$0.71
Diluted	$0.67	$(0.06)	$(0.10)	$(0.02)	$0.48	$0.76	$(0.07)	$0.69

Shares used in computing net income per share:
Basic	42,861	42,861	42,861	42,861	42,861	41,503	41,503	41,503
Diluted	44,221	44,221	44,221	44,221	44,221	43,075	43,075	43,075

(1)  Represents exclusion of acquisition related amortization expense of definite lived intangible assets.

(2)  EPS may not appear to foot across due to the mathematical rounding of the individual calculations.

TABLE 5

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)

(UNAUDITED)

	December 31,	December 31,
	2005	2004
Assets

Current Assets:
Cash and cash equivalents	$66,145	$64,020
Accounts receivable, net	80,167	71,653
Prepaid expenses and other current assets	6,827	6,935
Deferred income taxes	8,848	5,029
Total current assets	161,987	147,637

Property and equipment, net	52,592	45,283
Other assets	8,856	7,922
Goodwill	90,440	80,963
Intangible assets, net	24,638	19,876
Purchased capitalized software, net	445	1,056
Capitalized software development costs, net	10,341	9,170
Deferred income taxes	11,718	9,873
	$361,017	$321,780
Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$7,677	$8,171
Income taxes payable	7,801	12,013
Capital lease obligations	1,383	1,689
Accrued compensation and benefits	17,950	14,662
Accrued professional and consulting fees	5,690	7,413
Accrued facility and other charges	1,490	—
Other accrued expenses	17,468	19,284
Purchase accounting restructuring accrual	1,601	3,000
Deferred revenues	18,680	13,347
Total current liabilities	79,740	79,579

Capital lease obligations	1,648	3,036
Purchase accounting restructuring accrual	3,009	4,143
Accrued facility and other charges	4,143	—
Deferred rent	5,740	2,070
Other non-current liabilities	5,322	5,363

Stockholders’ Equity:
Preferred stock, no par value, 15,000,000 shares authorized, none issued	—	—
Common stock, no par value, 150,000,000 shares authorized, 46,353,252 and 44,913,584 shares issued; 43,491,949 and 42,374,836 shares outstanding at December 31, 2005 and December 31, 2004, respectively	149,947	125,237
Retained earnings	148,948	127,501
Deferred compensation	(4,419)	(123)
Accumulated other comprehensive income	(1,324)	1,239
Less treasury stock, at cost	(31,737)	(26,265)

Total stockholders’ equity	261,415	227,589
	$361,017	$321,780

TABLE 6

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Years Ended December 31,
	2005	2004
Operating activities:
Net income	$21,447	$29,565
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,356	21,589
Write-off of property and equipment	1,030	—
Amortization of deferred compensation, net of forfeitures	440	268
Deferred income taxes	(5,566)	2,699
Changes in assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(6,785)	7,472
Decrease in prepaid expenses and other current assets	186	585
(Increase) decrease in other assets	(1,239)	622
Increase (decrease) in accounts payable and accrued expenses	3,467	(6,389)
Increase in accrued facility and other charges	5,641	—
Decrease in purchase accounting restructuring accrual	(2,523)	(6,612)
(Decrease) increase in income taxes payable	(1,376)	8,518
Increase (decrease) in deferred revenue	5,272	(4,076)
(Decrease) increase in other non-current liabilities	(29)	1,451

Net cash provided by operating activities	44,321	55,692

Investing activities:
Proceeds from sale-leaseback of furniture and equipment	—	2,162
Acquisitions, net of cash acquired	(21,813)	(8,375)
Purchases of property and equipment	(24,519)	(19,881)
Additions to capitalized software development costs	(4,864)	(5,886)
Other, net	—	(100)

Net cash used in investing activities	(51,196)	(32,080)

Financing activities:
Repayments of long-term debt	—	(3,344)
Repayments of acquired loan	—	(624)
Payments on capital lease obligations	(1,744)	(1,147)
Issuance of common stock	11,806	13,363

Net cash provided by financing activities	10,062	8,248

Effect of foreign exchange rate changes on cash	(1,062)	1,755

Net increase in cash and cash equivalents	2,125	33,615
Cash and cash equivalents, beginning of year	64,020	30,405

Cash and cash equivalents, end of period	$66,145	$64,020

TABLE 7

DENDRITE INTERNATIONAL, INC.

PURCHASED INTANGIBLE ASSET AMORTIZATION

(IN THOUSANDS)

(UNAUDITED)

	2005 Actuals					Full Year Projections* (b)
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	2005	2006	2007	2008	2009	Thereafter

Synavant Intangible Detail
Covenants not to compete	$263	$218	$—	$—	$481	$—	$—	$—	$—	$—
Backlog (a)	22	22	22	21	87	—	—	—	—	—
Pharbase Database	65	65	65	65	260	260	260	260	260	899
Customer relationships	112	111	111	112	446	446	446	446	446	2,883

Synavant Amortization Total	462	416	198	198	1,274	706	706	706	706	3,782

PharmaVision Amortization (c)	81	77	74	73	305	254	—	—	—	—

Schwarzeck Amortization (c)	76	67	68	64	275	307	115	—	—	—
SAI Amortization	153	152	153	152	610	446	—	—	—	—
UTO Brain Amortization (c)	45	51	48	44	188	191	191	191	191	671
MDM Amortization	191	191	191	176	749	704	280	93	78	152
Optas Amortization			54	210	264	581	561	537	537	1,669
Buzzeo Amortization	242	176	174	174	766	777	692	604	479	1,432

Total Amortization Expense	$1,250	$1,130	$960	$1,091	$4,431	$3,966	$2,545	$2,131	$1,991	$7,706

(a) Backlog is amortized as the backlog revenue is recognized.

(b) Amortization is recorded on a straight-line basis within each respective year.

(c) Amortization expense will fluctuate based upon movements in foreign currency.

* See “forward-looking” statement included as part of this release.  It does not reflect or assume any additional acquisitions.